SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

QUANTA SERVICES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement
if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

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☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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QUANTA SERVICES, INC.
1360 Post Oak Boulevard, Suite 2100
Houston, TX 77056
(713) 629-7600

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 28, 2002

To our Stockholders:

The Annual Meeting of Stockholders of Quanta Services, Inc. will be held at The St. Regis-Houston, 1919 Briar Oaks Lane, Houston, Texas, on June 28, 2002 at 9:00 a.m. local time.

At the meeting, you will be asked to consider and act upon the following matters, which are more fully described in the accompanying Proxy Statement:

1.
Election of ten members of our Board of Directors, six by the holders of Common Stock and Series A Convertible Preferred Stock voting together as a class, three by the holders of Series A Convertible Preferred Stock and one by the holders of Limited Vote Common Stock;

2.	Any other matters that properly come before the meeting or any adjournments of the meeting.

Our stockholders of record at the close of business on April 29, 2002 are entitled to notice of, and to vote at, the annual meeting and any adjournments of the meeting.

By Order of the Board of Directors

Dana A. Gordon
CORPORATE SECRETARY

Houston, Texas
June 4, 2002

YOUR VOTE IS IMPORTANT

You are cordially invited to attend the annual meeting in person. To assure your representation at the meeting, please vote promptly whether or not you expect to be present at the meeting. You can vote your shares (1) via the Internet, (2) via telephone or (3) by signing and dating the enclosed proxy card and returning it in the accompanying envelope. You will find specific instructions for voting via the Internet or telephone on the proxy card, if such option is available for your shares. If you attend the meeting, you may revoke your proxy and vote your shares in person.

If you choose to attend the meeting, you will be asked to present valid picture identification and, if you hold your shares in “street name,” you will be asked to present a copy of your brokerage statement showing your stock ownership as of April 29, 2002.

i

QUANTA SERVICES, INC.
1360 Post Oak Boulevard, Suite 2100
Houston, TX 77056
(713) 629-7600

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 28, 2002

We are distributing this proxy statement and the form of proxy beginning on or about June 5, 2002.

ABOUT THE MEETING

What is the purpose of the meeting?

At the meeting, you will act upon a proposal to elect the board of directors.

Is the election of the directors being contested?

No. On February 8, 2002, Aquila, Inc. (formerly known as UtiliCorp United Inc.) announced its intention to conduct a proxy solicitation to replace the members of your Board of Directors with a slate of its nominees. On May 20, 2002, we reached a settlement of the proxy contest. Aquila announced that it was withdrawing its slate of directors and would support the slate of directors being proposed in this proxy statement. As a result, the election is not being contested.

Who is entitled to vote at the meeting?

Only holders of record of our Common Stock, par value $.00001, Series A Convertible Preferred Stock, par value $.00001, and Limited Vote Common Stock, par value $.00001, at the close of business on April 29, 2002, the record date for the meeting, are entitled to notice of and to participate in the annual meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the meeting.

What are the voting rights of the holders of Common Stock, Series A Convertible Preferred Stock and Limited Vote Common Stock?

Each share of Common Stock is entitled to one vote on each matter for which it may vote, each share of Series A Convertible Preferred Stock is entitled to five votes on each matter for which it may vote and each share of Limited Vote Common Stock is entitled to one-tenth of one vote on each matter for which it may vote.

With respect to the election of directors, holders of Common Stock and Series A Convertible Preferred Stock voting together will elect six directors. Holders of Series A Convertible Preferred Stock voting as a class will elect three directors and holders of Limited Vote Common Stock voting as a class will elect one director.

On all other matters, holders of Common Stock, Series A Convertible Preferred Stock and Limited Vote Common Stock will vote together.

Who can attend the meeting?

All stockholders of record as of April 29, 2002, or their duly appointed proxies, may attend the meeting, and each may be accompanied by one guest. Seating, however, is limited. Admission to the meeting will be on a first-come, first-served basis. Registration will begin at 8:00 a.m. and seating will begin at 8:30 a.m. Each stockholder will be asked to present valid picture identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

How do I vote?

You may vote your shares in either of the following manners:

(1)
by going to the web site www.proxyvote.com, entering the 12-digit control number located on your proxy card and following the simple instructions (not available for Series A Convertible Preferred Stock or Limited Vote Common Stock);

(2)	by calling the toll free number located on your proxy card and following the simple instructions (not available for Series A Convertible Preferred Stock or Limited Vote Common Stock); or

(3)	by signing and dating the enclosed proxy card and returning it in the accompanying envelope.

If you are a registered stockholder and you attend the meeting, you may deliver your completed proxy card in person. If you hold your shares in “street name” and you wish to vote at the meeting, you will need to obtain a proxy from the institution that holds your shares.

Whether or not you plan to attend the meeting, we encourage you to vote by proxy as soon as possible.

The Board recommends a vote FOR the election of the director nominees on the enclosed proxy card.

Can I change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy card, you may change your vote at any time before the proxy is exercised by filing with our Secretary either a written notice of revocation or a duly executed proxy card bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and vote your shares in person, although attendance at the meeting will not by itself revoke a previously granted proxy.

What constitutes a quorum?

With respect to the election of directors, the quorum requirements are as follows:

Class of Stock	Number of Directors to be Elected	Number of Shares Required to be Present in Person or by Proxy for a Quorum
Common Stock and Series A Convertible Preferred Stock, voting together	Six	A majority of the shares entitled to vote
Series A Convertible Preferred Stock	Three	A majority of the shares entitled to vote
Limited Vote Common Stock	One	A majority of the shares entitled to vote

For all other matters, the presence in person or by proxy of the holders of a majority of the shares entitled to be voted by holders of the Common Stock, Series A Convertible Preferred Stock and Limited Vote Common Stock in the aggregate will constitute a quorum. As of May 24, 2002, 60,066,081 shares of Common Stock, 3,444,961 shares of Series A Convertible Preferred Stock and 1,089,350 shares of Limited Vote Common Stock were outstanding and entitled to vote. Properly executed proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present for purposes of determining whether a quorum is present at the meeting.

What vote is required to approve each item to be voted on at the meeting?

With respect to the election of directors, the vote requirements are as follows:

Class of Stock	Number of Directors to be Elected	Vote Required to Elect Directors
Common Stock and Series A Convertible Preferred Stock, voting together	Six	Plurality of the aggregate votes cast
Series A Convertible Preferred Stock	Three	Plurality of the votes cast
Limited Vote Common Stock	One	Plurality of the votes cast

Any other matter properly coming before the meeting will be decided by a majority of the votes entitled to vote on that matter, with all classes of stock voting together.

A properly executed proxy marked “ABSTAIN” with respect to any matter will not be voted. Accordingly, an abstention will have no effect on the election of directors but will have the effect of a negative vote on any other matter properly coming before the meeting.

What are the Board’s recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board. The Board recommends a vote of “FOR” each of the proposed directors. With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

What if I receive more than one proxy card?

If you hold your shares in more than one type of account or your shares are registered differently, you may receive more than one proxy card. We encourage you to vote each proxy card that you receive.

STOCK OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

All share amounts and per share amounts in this proxy statement have been adjusted to give effect to a 3-for-2 stock split, payable as a stock dividend, declared by the Board of Directors on March 8, 2000 and paid on April 7, 2000 to stockholders of record as of March 27, 2000.

Security Ownership of Certain Beneficial Owners

The following table sets forth information, as of May 24, 2002 unless otherwise indicated, with respect to each person known by Quanta to be the beneficial owner of more than 5% of our outstanding shares of Quanta’s Series A Convertible Preferred Common Stock, Common Stock or Limited Vote Common Stock.

Name and Address of Beneficial Owner	Title of Class	Amount of Shares Beneficially Owned	Percent of Class
Aquila, Inc.	Series A Convertible Preferred Stock	3,444,961	100.0%
20 West Ninth Street	Common Stock(1)	29,243,179	37.84%
Kansas City, Missouri 64105

Vincent D. Foster	Limited Vote Common Stock	191,698	17.60%
1300 Post Oak Blvd., Suite 800	Common Stock(2)	152,321	*
Houston, Texas 77056

William G. Parkhouse	Limited Vote Common Stock(3)	165,632	15.20%
5901 Fox Chapel Road
Austin, Texas 78746

Parkhouse Family Irrevocable Trust	Limited Vote Common Stock	139,176	12.78%
c/o Robert M. Collie Andrews, Kurth, Mayor, Day, Caldwell & Keeton
700 Louisiana, Suite 1900
Houston, Texas 77002

Midwest Acquisition Support, LLC	Limited Vote Common Stock	100,000	9.18%
4040 San Felipe, Suite 155	Common Stock(4)	3,010	*
Houston, Texas 77027

James C. Thomas	Limited Vote Common Stock	74,465	6.84%
4040 San Felipe, Suite 155
Houston, Texas 77027

James H. & Constance Haddox	Limited Vote Common Stock	70,000	6.43%
9141 Briar Forest	Common Stock(5)	202,155	*
Houston, Texas 77024

Name and Address of Beneficial Owner	Title of Class	Amount of Shares Beneficially Owned	Percent of Class

Steven P. Colmar Colmar Industries 603 W. 13th, Suite 1A-247 Austin, Texas 78701	Limited Vote Common Stock	59,904	5.50%

*	Percentage of shares does not exceed 1%.
(1)
Based on Amendment No. 26 to the Schedule 13D of Aquila, Inc. dated May 22, 2002. Includes 17,224,805 shares of Common Stock issuable upon the conversion of 3,444,961 shares of Series A Convertible Preferred Stock. The percentage ownership assumes conversion of the Series A Convertible Preferred Stock.

(2)
Includes 134,171 shares of Common Stock which may be acquired by Mr. Foster within 60 days of May 24, 2002, through the exercise of stock options and 13,500 shares of Common Stock over which Messrs. Colson and Foster share voting and dispositive power. Also includes 4,500 shares of Common Stock owned by Main Street Equity Ventures II, L.P., of which Mr. Foster disclaims beneficial ownership.

(3)	Does not include 139,176 shares of Limited Vote Common Stock held in trust for members of Mr. Parkhouse’s family, of which he disclaims beneficial ownership.
(4)	Includes 3,010 shares of Common Stock which may be acquired by Midwest Acquisition Support, LLC within 60 days of May 24, 2002, through the exercise of stock options.
(5)	Includes 200,000 shares of Common Stock which may be acquired by Mr. Haddox within 60 days of May 24, 2002, and 2,155 shares of Common Stock owned by Mr. Haddox individually.

Security Ownership of Management

The following table sets forth information, as of May 24, 2002, with respect to the number of shares of Common Stock and Limited Vote Common Stock beneficially owned by (i) each of our Directors, including each nominee for election as a Director, (ii) each of our executive officers named in the Summary Compensation Table and (iii) all of our Directors and executive officers as a group.

	Shares of Limited Vote Common Stock Beneficially Owned			Shares of Common Stock Beneficially Owned
Name	Number		Percent of Class	Number		Percent of Class
John R. Colson	—		—	2,324,326	(1)	3.87%
John R. Wilson	—		—	685,862	(2)	1.14%
Gary A. Tucci	—		—	549,003	(3)	*
Vincent D. Foster	191,698		17.60%	152,321	(4)	*
James H. Haddox	70,000	(5)	6.43%	202,155	(6)	*
Peter T. Dameris	—		—	109,433	(7)	*
Elliott C. Robbins	—		—	124,993	(8)	*
Robert K. Green	—		—	30,000	(9)	*
James R. Ball	29,625		2.72%	45,000	(10)	*
Terrence P. Dunn	—		—	20,000	(11)	*
Louis C. Golm	—		—	15,000	(12)	*
Keith G. Stamm	—		—	—		—
Edward K. Mills	—		—	—		—
All directors and executive officers as a group (20 persons)(13)	328,823		30.19%	4,822,321	(13)	8.03%

*	Percentage of shares does not exceed 1%.
(1)
Includes 244,003 shares of Common Stock held by Mr. Colson which may be acquired within 60 days of May 24, 2002, through the exercise of stock options, and 13,500 shares over which Messrs. Colson and Foster share voting and dispositive power.

(2)	Includes 85,862 shares of Common Stock held by Mr. Wilson which may be acquired within 60 days of May 24, 2002, through the exercise of stock options.
(3)	Includes 81,752 shares of Common Stock held by Mr. Tucci which may be acquired within 60 days of May 24, 2002, through the exercise of stock options.
(4)
Includes 134,171 shares of Common Stock held by Mr. Foster which may be acquired within 60 days of May 24, 2002, through the exercise of stock options and 13,500 shares of Common Stock over which Messrs. Colson and Foster share voting and dispositive power. Also includes 4,500 shares of Common Stock owned by Main Street Equity Ventures II, L.P., of which Mr. Foster disclaims beneficial ownership.

(5)	The 70,000 shares of Limited Vote Common Stock are held by James and Constance Haddox as joint tenants.
(6)	Includes 200,000 shares of Common Stock held by Mr. Haddox which may be acquired within 60 days of May 24, 2002, through the exercise of stock options.
(7)	Includes 43,750 shares of Common Stock held by Mr. Dameris which may be acquired within 60 days of May 24, 2002, through the exercise of stock options.
(8)	Includes 92,500 shares of Common Stock held by Mr. Robbins which may be acquired within 60 days of May 24, 2002, through the exercise of stock options.
(9)
Includes 30,000 shares of Common Stock held by Mr. Green which may be acquired within 60 days of May 24, 2002, through the exercise of stock options. Does not include phantom stock units with respect to 26,768 shares of Common Stock, as disclosed in Aquila, Inc.’s definitive proxy statement filed with the Securities and Exchange Commission on May 3, 2002.

(10)	Includes 37,500 shares of Common Stock held by Mr. Ball which may be acquired within 60 days of May 24, 2002, through the exercise of stock options.
(11)	Includes 15,000 shares of Common Stock held by Mr. Dunn which may be acquired within 60 days of May 24, 2002, through the exercise of stock options.

(12)	Includes 15,000 shares of Common Stock held by Mr. Golm which may be acquired within 60 days of May 24, 2002, through the exercise of stock options.
(13)	Includes 1,239,226 shares of Common Stock which may be acquired within 60 days of May 24, 2002, through the exercise of stock options.

PROPOSAL:    ELECTION OF DIRECTORS

The current term of office of all of our directors expires at the 2002 annual meeting. The Board of Directors proposes that the following nominees, all of whom except Mr. Golm are currently serving as directors, be elected for a new term of one year and until their successors are duly elected and qualified or until their earlier resignation or removal. Each of the nominees has consented to serve if elected. If a Series A Convertible Preferred Stock nominee becomes unavailable to serve as a director, Aquila may designate a substitute nominee. If a nominee chosen as an Independent Committee nominee becomes unavailable to serve as a director, the Independent Committee may designate a substitute nominee in accordance with the terms of the Settlement Agreement (described below). If any other nominee becomes unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

The directors standing for election by each class of shares entitled to vote are:

Nominees for Election by the Holders of Common Stock and Series A Convertible Preferred Stock:

Name	Age	Position(s) with Quanta	Director Since
James R. Ball	59	Director	1998
John R. Colson	54	Chief Executive Officer, Chairman of the Board of Directors	1998
Terrence P. Dunn	54	Director	2001
Louis C. Golm	60	Nominee	N/A
Gary A. Tucci	45	Regional Vice President, President of Potelco, Inc., Director	1998
John R. Wilson	52	Senior Vice President, President of PAR Electrical Contractors, Inc., Director	1998

Nominees for Election by the Holder of Series A Convertible Preferred Stock:

Name	Age	Position(s) with Quanta	Director Since
Robert K. Green	40	Director	1999
Edward K. Mills	42	Director	2002
Keith G. Stamm	41	Director	2002

Nominee for Election by the Holders of Limited Vote Common Stock:

Name	Age	Position(s) with Quanta	Director Since
Vincent D. Foster	45	Director	1998

James R. Ball has been a member of the Board of Directors since 1998 and has been a private investor and an industry consultant with J. R. Ball Investments since 1995. He has served on the board of directors of The Carbide/Graphite Group, Inc., a producer of graphite electrode specialties products, since 1994. Mr. Ball holds a Masters of Science in Management degree.

John R. Colson has been a member of the Board of Directors since 1998 and has served as our Chief Executive Officer since December 1997. He joined PAR Electrical Contractors, Inc. (“PAR”), now a subsidiary of Quanta, in 1971 and served as its President from 1991 to December 1997. He is currently governor of the Missouri Valley chapter of the National Electrical Contractors Association, a regent of the Electrical Contracting Foundation, and a director of U. S. Concrete, Inc., a ready-mixed concrete manufacturer and distributor.

Terrence P. Dunn has been a member of the Board of Directors since 2001 and has served as President and Chief Executive Officer of Dunn Industries, Inc. since 1986. Mr. Dunn serves as the Chairman of the Board of the Federal Reserve Bank of Kansas City, the Heart of America United Way and a director of Dunn Industries. Mr. Dunn holds an M.B.A. degree.

Vincent D. Foster has been a member of the Board of Directors since 1998. He has served as Senior Managing Director of Main Street Equity Ventures (and its predecessor firm), a venture capital firm, since 1997. From 1988 through 1997, Mr. Foster was a partner of Andersen Worldwide and Arthur Andersen LLP (“Arthur Andersen”) and the Director of the Corporate Finance and Mergers and Acquisitions practices of Arthur Andersen for the southwestern U.S. Mr. Foster is also a director of U. S. Concrete, Inc., Carriage Services, Inc., Fabrication Technologies Corp. and DPGI, Inc., a subsidiary of Dynegy, Inc. Mr. Foster holds a J.D. degree and is a Certified Public Accountant.

Louis C. Golm served as a member of the Board of Directors from 2001 until his resignation on May 20, 2002, in connection with our settlement of the proxy contest with Aquila. He has been nominated to fill the remaining vacancy on the Board. He has been an independent consultant and senior advisor to the telecommunications and information management industries since 1999. From 1997 to 1999, Mr. Golm served as President of AirTouch International, a division of AirTouch Communications. From 1994 until 1997, he served as President and Chief Executive Officer of AT&T—Japan. Mr. Golm serves as a director of SBS Technologies, Kirusa and the Japan Society of Northern California. Mr. Golm holds a Master of Science in Management degree and an M.B.A. degree.

Robert K. Green has been a member of the Board of Directors since 1999. Since January 2002, Mr. Green has served as President and Chief Executive Officer of Aquila. From February 1996 to January 2002, he served as President and Chief Operating Officer of Aquila and from December 1999 to January 2002 as Chairman of Aquila Merchant Services, Inc., a wholly owned Aquila subsidiary. Mr. Green previously served as Chairman of United Energy Limited and UnitedNetworks Limited, Aquila’s principal utility operations in Australia and New Zealand. Mr. Green serves on the board of directors of United Missouri Bank and eScout. Mr. Green holds a J.D. degree.

Edward K. Mills has been a member of the Board of Directors since May 20, 2002. He has served as Senior Vice President of Aquila since May 2000 and the President and Chief Operating Officer of Aquila Merchant Services, Inc., a wholly owned Aquila subsidiary, since November 1998. From 1993 to 1998, Mr. Mills served as Director of Risk Management and Trading for Aquila Merchant Services, Inc. Mr. Mills holds an M.B.A. degree.

Keith G. Stamm has been a member of the Board of Directors since May 20, 2002. He has served as President and Chief Operating Officer of Aquila’s Global Networks Group since November 2001. From January 2000 to November 2001, Mr. Stamm was Chief Executive Officer of Aquila Merchant Services, Inc., a wholly owned Aquila subsidiary. From August 1997 to January 2000, Mr. Stamm served as Chief Executive Officer of United Energy Limited and held various positions with Aquila between 1983 and August 1997. He serves as Chairman of United Energy, of which Aquila owns 34%, and as Chairman of UnitedNetworks, of which Aquila owns 55%. Mr. Stamm is a certified Professional Engineer and holds an M.B.A. degree.

Gary A. Tucci has been a member of the Board of Directors since 1998 and has served as a Regional Vice President of Quanta since August 1998. Mr. Tucci joined Potelco, Inc., now a subsidiary of Quanta, in 1975 and has served as its President since 1988. He is a member of the Joint NECA/International Brotherhood of Electrical Workers Apprenticeship and Training Committee as well as the National Labor Relations Board.

John R. Wilson has been a member of the Board of Directors since 1998. He has served as a Senior Vice President of Quanta since June 2001, as a Regional Vice President from April 1999 until June 2001, and as President of PAR since 1997. Mr. Wilson joined PAR in 1977 and served as an Executive Vice President from 1991 to 1997.

We recommend a vote FOR the election of the director nominees.

INFORMATION CONCERNING THE BOARD OF DIRECTORS
AND COMMITTEES

Director Meetings

During the year ended December 31, 2001, the Board of Directors held nine meetings and acted by unanimous written consent seven times. All directors attended at least 75% of the meetings of the Board and the committees of the Board, if any, on which they serve during the periods for which they have served as a director, except for Messrs. Green and Dunn who each attended 55% of such meetings.

The standing Committees of the Board are as follows:

Committee	Members	Number of Meetings During 2001	Duties of the Committee Include:
Audit Committee(1)	James R. Ball Terrence P. Dunn Louis C. Golm*	Seven
•      Make recommendations regarding the selection of independent auditors
•      Review the results and scope of the audit and other services provided by the independent auditors
•      Evaluate Quanta’s financial and accounting control functions

Compensation Committee(1)(2)	James R. Ball Vincent D. Foster Louis C. Golm *	Three
•      Administer the incentive compensation plans and the issuance of stock and granting of stock options under Quanta’s 2001 Stock Incentive Plan
•      Determine salaries for executive officers and incentive compensation for senior employees and other key management personnel

Nominating Committee(2)	James R. Ball Vincent D. Foster Louis C. Golm*	Three
•      Make recommendations regarding the nature and duties of the Board and its committees
•      Establish criteria for membership of the Board and its committees
•      Make recommendations regarding persons to be nominated for election or re-election to the Board and its committees
•      Evaluate policies regarding the recruitment of directors
•      Review and comment upon the CEO’s nominations for executive officers

Independent Committee	James R. Ball Terence P. Dunn Louis C. Golm*	None(3)
•      Review any tender or exchange offer proposed by Aquila to determine whether it is fair to minority stockholders
•      At the request of our management or of Aquila, determine whether our stock repurchase program would jeopardize the financial integrity of Quanta

Acquisitions Committee(2)	John R. Colson Vincent D. Foster Gary A. Tucci	None(4)	• Review and monitor the strategic direction of Quanta’s acquisition program • Approve acquisitions of companies within certain financial parameters

Small Acquisitions Committee(2)	John R. Colson Vincent D. Foster	None(4)	• Approve acquisitions of companies within certain financial parameters.

*	It is anticipated that, if elected, Mr. Golm will be appointed to serve on these committees.

(1)
Jerry J. Langdon served on the Audit and Compensation Committees during 2001. Mr. Langdon ceased to serve on these Committees upon his resignation from the Board on May 20, 2002, in connection with the settlement of our proxy contest with Aquila.

(2)
In connection with the settlement of our proxy contest with Aquila, one of the Series A Convertible Preferred Stock directors will be elected to serve on each of the Nominating, Compensation, Acquisitions and Small Acquisitions Committees.

(3)	The Independent Committee was formed as a result of the settlement of our proxy contest with Aquila on May 20, 2002.
(4)	The Acquisitions Committee took action by unanimous written consent two times in 2001 and the Small Acquisitions Committee took action by unanimous written consent six times in 2001.

During 2002, the Board examined the composition of the Audit Committee in light of the New York Stock Exchange rules governing audit committees. Based upon this examination, the Board confirmed that all members of the Audit Committee are “independent” within the meaning of the Exchange’s rules. The Board of Directors has adopted a charter for the Audit Committee, which complies with the Exchange’s rules; a copy of which was attached to our proxy statement for the annual meeting of stockholders to be held on May 24, 2001.

The Nominating Committee considers recommendations by Aquila, the sole holder of Series A Convertible Preferred Stock, for the three directors to be elected by Aquila. The Nominating Committee will also consider director nominations made by stockholders in compliance with the guidelines set forth by the Securities and Exchange Commission and our bylaws. For a discussion of these guidelines, see “Stockholder Proposals for the 2003 Annual Meeting.”

Director Compensation

Directors who also are employees of Quanta or any of our subsidiaries do not receive additional compensation for serving as directors. Each non-employee director receives a fee for attendance at each meeting of the Board of Directors or any committee according to the following schedule: $2,000 for attendance at a board meeting in person; $1,000 for attendance at a board meeting by telephone; $1,000 for attendance at a committee meeting in person; $500 for attendance at a committee meeting by telephone; and $500 additional compensation for attendance at a committee meeting by the committee chairman. Effective May 20, 2002, each non-employee director shall receive 60% of the director fees in Common Stock and 40% in cash. In addition, in October 2001, the Board appointed an Independent Committee (separate from the Independent Committee created as a result of the settlement of our proxy contest with Aquila) to review and make recommendations concerning the actions taken by Aquila in its attempt to purchase sufficient shares of our common stock to allow Aquila to achieve financial consolidation with us. For their services on the Independent Committee, Messrs. Langdon and Golm were each paid an aggregate of $25,000 and Mr. Ball was paid an aggregate of $32,500. In December 2001, the Board appointed a Special Committee composed of all directors not affiliated with Aquila. Each non-employee director who served on the Special Committee received a fee for attendance at each meeting of the Committee of $3,000. Directors are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors or the committees thereof, and for other expenses reasonably incurred in their capacity as directors of Quanta. Each non-employee director also receives an option to purchase 15,000 shares of Common Stock upon such director’s initial election to the Board of Directors and an annual grant of an option to purchase 7,500 shares of Common Stock at each subsequent annual meeting of stockholders at which such director is re-elected or remains a director. There are currently six non-employee directors standing for re-election and one non-employee director standing for initial election at this meeting. In addition, for services rendered to Quanta during the fiscal year 2001, the Compensation Committee granted Mr. Foster options to purchase 50,000 shares of Common Stock.

EXECUTIVE OFFICERS

Our current executive officers are as follows:

Name	Age	Position(s) with Quanta
John R. Colson	54	Chief Executive Officer, Director
James H. Haddox	53	Chief Financial Officer
Peter T. Dameris	42	Chief Operating Officer and Executive Vice President
John R. Wilson	52	Senior Vice President, President of PAR Electrical Contractors, Inc., Director
Gary A. Tucci	45	Regional Vice President, President of Potelco, Inc., Director
Luke T. Spalj	37	Senior Vice President, Chief Operating Officer of Spalj Construction Company
Frederick M. Haag	49	Senior Vice President, President of IRBY Construction Company
Gary W. Smith	44	Senior Vice President, President of Manuel Brothers, Inc.
Elliott C. Robbins	55	Senior Vice President—Operations
James F. O’Neil III	43	Vice President—Operations Integration
Derrick A. Jensen	31	Vice President, Controller and Chief Accounting Officer
Nicholas M. Grindstaff	39	Treasurer
Dana A. Gordon	34	Vice President, General Counsel and Secretary

For a description of the business background of Messrs. Colson, Wilson and Tucci, see “Election of Directors” above.

James H. Haddox has served as our Chief Financial Officer since November 1997 and served as Secretary from December 1997 until March 1999. From March 1996 until joining Quanta, Mr. Haddox served as Senior Vice President of Finance for Corporate Express Delivery Systems, Inc., a national provider of same day delivery services. Mr. Haddox is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants and the State of Louisiana Certified Public Accountants Society.

Peter T. Dameris has served as our Executive Vice President and Chief Operating Officer since February 2001. Mr. Dameris served as Chairman of the Board, Chief Executive Officer and President of Metamor Worldwide, Inc., an international IT consulting company, from October 1999 to June 2000, when Metamor’s merger with PSINet, Inc. was completed. From 1995 to October 1999, he served in various management positions at Metamor. Mr. Dameris holds a J.D. degree.

Luke T. Spalj has served as a Senior Vice President of Quanta since May 2000. Mr. Spalj joined Spalj Construction Company, now a subsidiary of Quanta, in 1990 and has served as its Chief Operating Officer since 1992. He serves as a director of 1st National Bank of Deerwood (Minnesota) and the Power and Communication Contractors Association. Mr. Spalj is a Registered Professional Engineer.

Frederick M. Haag has served as a Senior Vice President of Quanta since June 2001, and as President of IRBY Construction Company, now a subsidiary of Quanta, since July 1999. From January 1997 to July 1999 he served as Executive Vice President and General Manager of IRBY. He is currently a member of numerous construction and industry groups and has served as Director and President of various industry councils and boards.

Gary W. Smith has served as a Senior Vice President of Quanta since June 2001 and as President of Manuel Brothers, Inc., now a subsidiary of Quanta, since 1998. Mr. Smith joined Manuel Brothers in 1982 and served as Vice President from 1996 to 1998.

Elliott C. Robbins has served as our Senior Vice President of Operations since October 1999 and Chief Executive Officer of Intermountain Electric, Inc., now a subsidiary of Quanta, from 1998 until September 1999. Mr. Robbins held various positions with the MYR Group, Inc. from 1984 until 1998, most recently as a member of the Executive Management Committee and Senior Vice President, Treasurer and Chief Financial Officer. Mr. Robbins is a Certified Public Accountant and a member of the National Electrical Contractors Association, the America Institute of Certified Public Accountants, the Illinois CPA Society and the Union League Club.

James F. O’Neil III has served as our Vice President of Operations Integration since August 1999. From 1980 until 1999, Mr. O’Neil held various positions with Halliburton Company, most recently as Director, Global Deepwater Development.

Derrick A. Jensen has served as our Vice President and Controller since December 1997 and as our Chief Accounting Officer since March 1999. Prior to joining Quanta, Mr. Jensen was employed by Arthur Andersen, serving most recently as audit manager focusing on clients in consolidating industries. Mr. Jensen is a Certified Public Accountant.

Nicholas M. Grindstaff has served as our Treasurer since October 1999 and from March 1999 until September 1999 as our Assistant Treasurer. From December 1996 to February 1999, he served as Assistant Treasurer for American Residential Services, a consolidator of the HVAC, plumbing and electrical services industries. Mr. Grindstaff holds a Masters of Science in Accounting degree.

Dana A. Gordon has served as our Vice President, General Counsel and Secretary since January 1, 2001 and served as Associate General Counsel from August 1999 until December 2000. From 1996 until joining Quanta, Ms. Gordon was an associate in the corporate department of the law firm of Weil, Gotshal & Manges LLP. Ms. Gordon holds a J.D. degree.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Summary Compensation Table

The following table sets forth the compensation paid or accrued by Quanta in each of the last three fiscal years to our Chief Executive Officer and the four other highest-paid executive officers in 2001 (the “Named Executive Officers”):

		Annual Compensation		Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Restricted Stock Award(s) ($)		Securities Underlying Options/ SARs (#)	All Other Compensation ($)(1)
John R. Colson Chief Executive Officer	2001 2000 1999	306,250 231,250 168,750	0 250,000 175,000			100,000 181,503 150,000	7,650 7,650 7,200

James Haddox Chief Financial Officer	2001 2000 1999	241,875 210,000 161,250	100,000 225,000 165,000			50,000 75,000 75,000	6,563 7,650 7,200

Peter T. Dameris Chief Operating Officer	2001	272,885	200,000	2,591,790	(2)	175,000

John R. Wilson Senior Vice President	2001 2000 1999	198,374 154,250 150,000	150,560 156,000 92,800			20,000 33,250 82,650	7,650 2,925 —

Elliott C. Robbins Senior Vice President—Operations	2001 2000 1999	187,500 150,000 150,000	50,000 150,000 10,000			10,000 — 135,000	7,650 7,650 —

(1)	Represents Quanta’s contribution to the individual’s 401(k) Plan.
(2)
On May 23, 2001, Mr. Dameris received a grant of 72,701 shares of restricted Common Stock. The value of the restricted stock award is based on a per share value of $35.65, the closing price on May 23, 2001. The restricted stock vests over a six-year period at a rate of 12.5% on the first, second, fifth and sixth anniversary and 25% on the third and fourth anniversary of the grant date. Dividends, if any are declared, will be paid on the restricted stock.

Option Grants in Last Fiscal Year

The following table sets forth information regarding options to purchase Common Stock granted by Quanta during the fiscal year ended December 31, 2001 to each of the Named Executive Officers:

	Individual Grants
	Number of Securities Underlying Options Granted (#)(1)	Percentage of Total Options Granted in Fiscal 2001 (%)(2)	Exercise Price ($/Sh)(3)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term ($)(4)
Name					5%	10%
John R. Colson	100,000	4.99%	27.51	02/19/11	1,730,089.12	4,384,385.51
James H. Haddox	50,000	2.50%	27.51	02/19/11	865,044.56	2,196,192.75
Peter T. Dameris	175,000	8.74%	27.51	02/19/11	3,027,655.96	7,672,674.64
John R. Wilson	17,500	0.87%	27.51	02/19/11	302,765.60	767,267.46
	2,500	0.12%	23.70	06/17/11	37,262.01	94,429.24
Elliott C. Robbins	10,000	0.50%	27.51	02/19/11	173,008.91	438,438.55

(1)
The options become exercisable at a rate of 25% on the first anniversary of the grant date and 25% annually thereafter and expire ten years from the grant date, or earlier upon termination of employment.

(2)	Based on an aggregate of 2,003,379 shares subject to options granted to our employees in the fiscal year ended December 31, 2001, including the Named Executive Officers.
(3)	Options were granted at an exercise price equal to the fair market value per share of our Common Stock on the date of grant.
(4)
The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the rules of the Securities and Exchange Commission. There can be no assurance provided to any executive officer or any other holder of our securities that the actual stock price appreciation over the option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers. The potential realizable value is calculated using the fair market value per share at the time of the grant appreciating at the indicated rate for the entire term of the option and assuming that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price. The potential realizable value computation is net of the applicable exercise price, but does not take into account applicable federal or state income tax consequences and other expenses of option exercises or sales of appreciated stock.

2001 Stock Option Exercises and Year-End Option Values

The following table sets forth for each of the Named Executive Officers information concerning the exercise of options during fiscal year 2001 and the number and value of securities underlying unexercised options held by the Named Executive Officer at December 31, 2001:

Name	Shares Acquired on Exercise (#)	Value Realized	Number of Securities Underlying Unexercised Options at December 31, 2001		Value of Unexercised In-the-Money Options at December 31, 2001(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
John R. Colson	0	—	144,003	287,500	—	—
James H. Haddox	0	—	103,125	190,625	442,031	442,031
Peter T. Dameris	0	—	0	175,000	—	—
John R. Wilson	0	—	53,012	82,888	—	—
Elliott C. Robbins	0	—	67,500	77,500	—	—

(1)
The values of unexercised in-the-money options are based on a value of $15.43 per share, the closing price on December 31, 2001, minus the per share exercise price, multiplied by the number of shares underlying the option.

Employment Agreements

We have entered into employment agreements with each of Messrs. Colson, Haddox and Dameris and certain other key employees that prohibit each such individual from disclosing our confidential information and trade secrets and generally restrict these individuals from competing with us for a period of one year after the termination of the individual’s employment agreement. Each of these agreements has an initial term of two to three years, provides for an automatic annual extension at the end of its initial term and is terminable by us for “good cause” upon 10 days’ written notice and without “good cause” by either party upon 30 days’ written notice. Generally, the employment agreements provide that if the officer’s employment is terminated by us without “good cause,” such officer will be entitled to receive a lump-sum severance payment at the effective time of termination equal to the officer’s base salary at the rate then in effect for the greater of (i) the time period remaining under the initial term of the agreement or (ii) one year or, in the case of Mr. Dameris, an amount equal to two times his base salary at the rate then in effect. In addition, these employment agreements generally provide that in the event of termination without “good cause,” the non-competition provision will not apply for any time period in which the employee is not receiving or has not received severance compensation.

On March 13, 2002, we entered into new agreements with Messrs. Colson, Haddox, Dameris, Wilson and Robbins and certain other key corporate and operating unit employees, a number of whom had pre-existing employment contracts. The new employment agreements will become effective upon a change in control (as defined below) of Quanta, and until such event each executive’s prior employment arrangements will remain in effect. The new employment agreements provide that, following a change of control, if Quanta terminates the executive’s employment other than for “cause”, the executive terminates employment for “good reason”, or the executive’s employment terminates due to death or disability, Quanta will pay certain amounts to the executive, which vary with the level of the executive’s responsibility and the terms of the executive’s prior employment arrangements.

For purposes of the new employment agreements, a change of control means:

•
a person or entity, other than Quanta and its affiliates or an employee benefit plan of Quanta or its affiliates, acquires beneficial ownership of 50% or more of Quanta’s total outstanding voting power;

•
individuals on the Board of Directors as of the date of the employment agreements, and any new individual who became a director with the approval of a majority of directors then in office who were directors as of the date of the employment agreements or whose election or nomination for election was previously so approved, cease to constitute a majority of the Board of Directors;

•
Quanta’s stockholders approve, or Quanta consummates, a merger, consolidation, recapitalization, reorganization, or reverse stock split, other than a transaction in which at least 50% of the total voting power of the surviving entity immediately thereafter is beneficially owned by at least 50% of the holders of Quanta securities immediately prior to the transaction without substantially altering their voting power; or

•	Quanta’s stockholders approve a complete liquidation or an agreement for the sale of 50% or more of Quanta’s assets.

The new employment agreements provide for payment of an amount equal to all salary, bonus and other compensation due the executive at termination, plus, in the case of Mr. Robbins and certain other employees, two or, in the case of Messrs. Colson, Haddox, Dameris and Wilson and certain other employees, three times the sum of the executive’s base salary and highest annual bonus (as defined in the new employment agreements). Additionally, all stock options, restricted stock or other awards made under Quanta’s stock incentive plans will become fully vested, and the executive’s outstanding stock options will remain exercisable as if the executive remained employed by Quanta for, in the case of Mr. Robbins and certain other employees, two or, in the case of Messrs. Colson, Haddox, Dameris and Wilson and certain other employees, three years following such employee’s termination. The new employment agreements also provide that Quanta will continue the executive’s health and welfare benefits for, in the case of Mr. Robbins and certain other employees, two or, in the case of Messrs. Colson, Haddox, Dameris and Wilson and certain other employees, three years after such employee’s termination. The executive also will be considered to have remained employed, for purposes of determining eligibility for retiree medical benefits, until the expiration of, in the case of Mr. Robbins and certain other employees, two or, in the case of Messrs. Colson, Haddox, Dameris and Wilson and certain other employees, three years following his termination. Quanta will also provide the executive with outplacement services as selected by the executive.

The new employment agreements also provide that Quanta will make a gross up payment to the executive if payments under the new employment agreement (or otherwise) would be deemed “excess parachute payments” under Internal Revenue Code Section 280G, subject to the excise tax imposed by Internal Revenue Code Section 4999, so that the executive retains an amount of the gross-up payment equal to the excise tax imposed upon the payments.

The new employment agreements with Messrs. Haddox, Dameris and Wilson provide that Quanta will make the payments described above if the executive terminates his employment for any reason at all during a 30-day period beginning six months after the date of the change of control. In connection with the Settlement Agreement (described below), Mr. Colson relinquished his right to receive the payment described above upon a voluntary termination during such 30-day period. In addition, in order to conform the new employment agreements with Messrs. Haddox and Dameris to their existing employment arrangements, their new employment agreements also provide that Quanta will make these payments if the executive terminates his employment for any reason during the five-day period immediately before the date of the change of control. All of the new employment agreements provide that Quanta will make the payments described above if, within three years following a change in control, the executive terminates his employment for good reason, the executive is terminated without cause or the executive’s employment terminates due to death or disability.

In order to preserve for Quanta the benefit of non-competition agreements and other restrictive covenants of Messrs. Colson and Wilson and certain other employees that were entered into in connection with the acquisition of those executives’ businesses, their new employment agreements provide that such covenants will not cease upon the voluntary termination of the executive during the 30-day period described above. In the case of Messrs. Haddox, Dameris and Robbins and certain other employees, the new employment agreements provide that the covenant of non-competition, and any other restrictive covenants applicable to the executive under any employment or other agreement between Quanta and the executive, will cease to apply effective as of the executive’s termination.

2001 Stock Incentive Plan

In December 1997, the Board of Directors adopted, and our stockholders approved, the 1997 Stock Option Plan. In May 2000, the Plan was amended to expand the definition of “Stock” to include Quanta’s Series A Convertible Preferred Stock, Common Stock and Limited Vote Common Stock. In May 2001, the Plan was amended and renamed the 2001 Stock Incentive Plan. In November 2001, the Plan was amended to allow certain employees to participate. The purpose of the Plan is to provide directors, key employees, officers and certain advisors with additional incentives by increasing their proprietary interest in Quanta. The aggregate amount of Common Stock of Quanta with respect to which options may be granted may not exceed the greater of 3,571,275 shares or 15% of the outstanding shares of Stock (8,944,222 shares as of December 31, 2001). On February 27, 1998, Quanta filed a Registration Statement on Form S-8 with respect to 3,571,275 shares of Common Stock issuable in connection with the Plan.

The Plan, as amended, provides for the grant of incentive stock options (“ISOs”), nonqualified stock options and restricted stock (collectively, the “Awards”). The amount of ISOs that may be granted under the Plan is limited to 3,571,275 shares. The Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has, subject to the terms of the Plan, the sole authority to grant Awards under the Plan, to construe and interpret the Plan and to make all other determinations and take any and all actions necessary or advisable for the administration of the Plan; provided, however, that Quanta’s Chief Executive Officer has the authority to grant nonqualified stock options to individuals who are not officers provided that such grants do not exceed in any calendar quarter options to purchase 100,000 shares to all optionees and 20,000 to any individual.

All of our employees, non-employee directors, officers and certain consultants and advisors are eligible to receive Awards under the Plan, but only employees are eligible to receive ISOs. Options will be exercisable during the period specified in each option agreement and will generally become exercisable in installments pursuant to a vesting schedule designated by the Compensation Committee. Unless specifically provided otherwise in the option agreement, options become immediately vested and exercisable in the event of a “change in control” (as defined in the Plan) of Quanta. No option will remain exercisable later than ten years after the date of grant (or five years in the case of ISOs granted to employees owning more than 10% of the voting capital stock of Quanta).

The Plan also provides for automatic option grants to directors who are not otherwise employed by Quanta or its subsidiaries. Upon commencement of service, a non-employee director will receive a non-qualified option to purchase 15,000 shares of Common Stock, and each continuing or re-elected non-employee director annually will receive an option to purchase 7,500 shares of Common Stock. Options granted to non-employee directors are fully exercisable following the expiration of six months from the date of grant.

The exercise price for ISOs granted under the Plan may be no less than the fair market value of a share of the Common Stock on the date of grant (or 110% in the case of ISOs granted to employees owning more than 10% of the voting capital stock of Quanta).

Options to purchase 9,720,762 shares of Common Stock issued pursuant to the Plan were outstanding at May 24, 2002. All of these options are non-qualified options.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2001 with respect to Quanta’s 2001 Stock Incentive Plan and Quanta’s 1999 Employee Stock Purchase Plan, both of which have been approved by stockholders.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

	(a)	(b)	(c)

Equity compensation plans approved by security holders	9,044,726(1)	22.29	3,281,435(2)

Equity compensation plans not approved by security holders	—	—	—

Total	9,044,726	22.29	3,281,435

(1) Includes	72,701 shares of restricted stock issued to Mr. Dameris which vest over a six year period.

(2) Includes	619,814 shares of common stock available for purchase under our 1999 Employee Stock Purchase Plan.

Compensation Committee Interlocks and Insider Participation

In 2001, James R. Ball, Michael T. Willis (until May 24, 2001), Louis C. Golm, Jerry J. Langdon and Vincent D. Foster served as members of the Compensation Committee. None of such persons served as an employee or officer of Quanta or any of our subsidiaries during 2001 or was formerly an officer of Quanta or any of our subsidiaries.

At various times in 2001, employees of Main Street Equity Ventures (“Main Street”), a venture capital firm in which Mr. Foster serves as Senior Managing Director, have served on our corporate development staff on a contract basis. We reimbursed Main Street $1,501,115 in 2001 for the salaries and expenses of these employees. We believe that the amount we paid to Main Street for salaries and expenses was reasonable under the circumstances.

CERTAIN TRANSACTIONS

Transactions Involving Certain Officers, Directors and Stockholders

Potelco leases its main office from the father of Gary A. Tucci and leases another office in Washington from Gary A. Tucci, who is President of Potelco, a Regional Vice President and director of Quanta. Currently, both leases are oral and on a month to month basis. The main office lease is for a 15,000 square foot building on five acres, at a rental rate of $2,500 per month. The other lease is for a 2,200 square foot office with a 6,000 square foot maintenance facility on 1.5 acres, at a rental rate of $2,800 per month. We believe that the economic terms of these leases do not exceed fair market value.

Concurrently with the investment by Aquila in September 1999, we agreed that Aquila would use Quanta as a preferred provider of outsourced transmission and distribution infrastructure construction and maintenance as well as natural gas distribution construction and maintenance in all areas serviced by Aquila, provided that we provide such services at a competitive cost. This strategic alliance agreement has a term of six years. In 2001, we performed approximately $17.2 million of projects for Aquila and approximately $19.3 million of projects for one of its affiliates.

In February 2000, we submitted a written notice to Gary A. Tucci seeking indemnification from him for certain accounts receivable losses sustained by us in connection with our acquisition of Potelco. The total amount outstanding as a result of this indemnification claim is $144,104. We currently are negotiating the settlement of this claim with Mr. Tucci.

Settlement and Governance Agreement; Related Transactions

On May 20, 2002, we entered into a Settlement and Governance Agreement (the "Settlement Agreement") with Aquila pursuant to which, among other things, Aquila withdrew its slate of nominees for our Board of Directors, all pending legal and arbitration proceedings between us were terminated, and we agreed on the composition of our Board of Directors going forward. Aquila has agreed to vote its shares of Quanta stock in favor of the slate of directors named pursuant to the Settlement Agreement and included for nomination at the rescheduled annual meeting. As a result, we postponed our 2002 annual meeting originally scheduled for May 23, 2002 and rescheduled the meeting for June 28, 2002.

Board Composition.    The Settlement Agreement provides that the full Quanta Board of Directors consists of ten people, with three directors designated by Quanta, three directors designated by Aquila (in accordance with the terms of their Series A Preferred Stock in Quanta), one director designated by the holders of the Limited Vote Common Stock and three independent directors (one designated by Aquila, one by Quanta and the third to be chosen by the first two). The three independent directors so selected will constitute the Independent Committee. In accordance with these provisions, upon the signing of the Settlement Agreement, we accepted the resignations of Louis C. Golm and Jerry J. Langdon from the Board of Directors and the directors appointed Keith G. Stamm and Edward K. Mills to fill these vacancies on the Board of Directors. As a result of these changes to the composition of the Board of Directors, at the present time, we have nine directors: three Aquila-designated directors, Robert K. Green, Keith G. Stamm, and Edward K. Mills; three Company-designated directors, John R. Colson, Gary A. Tucci, and John R. Wilson; one Limited Vote Common Stock director, Vincent D. Foster; and two independent directors, James R. Ball (who was designated by Quanta) and Terrence P. Dunn (who was designated by Aquila). Louis C. Golm (who was designated by Messrs. Ball and Dunn) has been nominated as the third independent director. The Settlement Agreement also provides that the individuals identified above will constitute the slate of nominees for directors to be submitted to stockholders for approval at the 2002 annual meeting. Additionally, on May 20, 2002, the Board of Directors approved the appointment of John R. Colson as Chairman of the Board.

Board Supermajority and Aquila Veto Power.    Under the Settlement Agreement, the following actions require the approval of at least seven out of ten directors so long as Aquila owns at least 25% of the voting power of Quanta stock outstanding: (i) the incurrence of debt unless such debt is investment grade, provided that we are entitled to incur debt in the ordinary course of business in amounts up to $10 million per individual incurrence and $50 million in the aggregate per year; and (ii) issuances of Quanta capital stock for which the approval of our Board of Directors is required either under applicable law or under our Board of Directors' guidelines. The Settlement Agreement also provides that as long as Aquila is entitled under the terms of the Series A Preferred Stock to elect one director to our Board of Directors, the approval of the directors designated by Aquila is required to amend our stockholder rights plan, certificate of incorporation or bylaws in any manner that is inconsistent with the Settlement Agreement.

Aquila Standstill Obligations.    The Settlement Agreement restricts Aquila's ability to increase its investment in us. Aquila agreed that it will not purchase Quanta shares on the open market and will not engage in a proxy contest or make stockholder proposals. However, Aquila retains the right to commence a public tender offer and to consummate such offer subject to Independent Committee approval (and if Aquila takes control, it will be subject to the minority protections described below). Aquila may transfer Quanta shares in the market or in block sales so long as any transferee of 15% or more of the voting power of Quanta's capital stock agrees to be bound by the provisions of the Settlement Agreement. Aquila also may not sell Quanta common stock to any person or entity that owns shares representing 5% or more of the voting power of Quanta's outstanding capital stock if the buyer would, as a result of the transaction, own shares of Quanta capital stock representing greater voting power than the voting power of Aquila at the time of the Settlement Agreement.

Minority Protections if Aquila Takes Control.    The Settlement Agreement provides that if Aquila's ownership stake in Quanta exceeds 50%, Aquila will have the right to designate a majority of the directors to our Board of Directors and certain minority stockholder protection measures will become operative. Specifically, once Aquila owns more than 50% of Quanta, any conflict transactions between Quanta and Aquila are subject to Independent Committee approval, Aquila may not increase its interest in us except with Independent Committee approval (unless the increase resulted from ordinary-course share buy-back programs of Quanta in amounts up to 3% of the voting interests of Quanta’s capital stock per year), and significant private transfers by Aquila are subject to the minority's "tagalong" rights. Additionally, once Aquila owns more than 50% of Quanta, if Aquila proposes a business combination or "going-private" transaction with respect to Quanta and a third party thereafter makes an offer for Quanta that is mostly in cash and that the Independent Committee deems to be "superior" to the Aquila offer (both at the time of signing and closing), then Aquila must either raise its bid to match the superior proposal or support the superior proposal. Likewise, if Aquila agrees to a business combination in which Quanta would be sold, and a third party thereafter steps in with a superior proposal, Aquila must support the most favorable transaction that is available to Quanta from a financial point of view, in the good faith judgment of the Independent Committee.

Termination of the SECT.    In addition, pursuant to the terms of the Settlement Agreement, we terminated our Stock Employee Compensation Trust ("SECT") in accordance with its terms by purchasing from the SECT all the Quanta common stock held in the trust fund in exchange for the cancellation of a promissory note evidencing indebtedness of the SECT to us.

Investor's Rights Agreement.    Concurrently with the execution and delivery of the Settlement Agreement, we entered into the Amended and Restated Investor's Rights Agreement dated May 20, 2002 with Aquila (the "Investor's Rights Agreement") pursuant to which we granted Aquila preemptive rights to purchase additional shares of our common stock to maintain its proportionate interest in Quanta, to extend Aquila's registration rights to all shares of our common stock owned by Aquila and increase Aquila's demand registrations from one to three.

Other Provisions.    In addition to the provisions described above, we agreed in the Settlement Agreement to certain other matters including the following. We agreed to reinstate our existing $75 million stock buyback program (of which $60 million in capacity remained as of the signing of the Settlement Agreement), subject to the judgment of the Independent Committee that the repurchase would not jeopardize the financial integrity of Quanta. We agreed to amend our stockholders rights plan to a customary format consistent with the rights and obligations of the parties under the Settlement Agreement, and to supercede certain potentially inconsistent provisions of the original agreement by which Aquila invested in us. We agreed to compensate our directors 60% in Quanta common stock and to implement stock retention guidelines for senior executives.

The above descriptions of the Settlement Agreement and the Investor's Rights Agreement are not complete, but are qualified by reference to the entire agreements which have been filed publicly with the SEC.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and persons who own more than 10% of a registered class of Quanta’s equity securities to file various reports with the Securities and Exchange Commission concerning their holdings of, and transactions in, our securities. Copies of these filings must be furnished to us.

Based only on our review of the copies of such forms furnished to us and other information, we believe that, during 2001, all of our directors and executive officers were in compliance with the applicable filing requirements, except that Mr. Foster inadvertently omitted certain information regarding one transaction required to be reported on a Form 5, Annual Statement of Changes in Beneficial Ownership, and filed such information late and Mr. Dunn inadvertently omitted certain information regarding one transaction required to be reported on a Form 4, Statement of Changes in Beneficial Ownership, and filed such information late.

REPORT FROM THE COMPENSATION COMMITTEE
REGARDING EXECUTIVE COMPENSATION

As members of the Compensation Committee, we administer Quanta’s executive compensation program. We are responsible for establishing appropriate compensation goals for Quanta’s executive officers and evaluating the performance of the executive officers in meeting such goals. None of the members of the Compensation Committee is a current or former employee or officer of Quanta.

The Compensation Committee seeks to reward Quanta’s senior management for building long-term stockholder value. In addition, we design executive compensation programs to allow Quanta to attract, motivate and retain the management personnel necessary for Quanta’s success by providing an executive compensation program comparable to that offered by companies with which Quanta competes for such management personnel. Finally, the Compensation Committee believes it must fairly compensate the executive officers of Quanta for their contributions to Quanta’s short-term and long-term performance. The Compensation Committee uses annual base salaries, annual bonuses and equity incentives to achieve its goals.

Base Salary

The base salary for Mr. Colson and other key executive officers is fixed in their employment agreements with Quanta, or in the absence of an employment agreement, by the Compensation Committee upon the recommendation of our Chief Executive Officer. The Compensation Committee approves each agreement and base salary, taking into account such factors as competitive industry salaries, a subjective assessment of the nature of the position and the contribution and experience of the officer and the length of the officer’s service. The Compensation Committee may periodically reevaluate the base salaries of our executive officers to maintain competitive salary levels.

Annual Bonus Plan

In February 2001, we adopted an annual bonus plan for the fiscal year 2001 to provide Quanta’s senior management, as well as other key employees, with additional performance incentives in the form of an annual cash bonus to be paid in recognition of meeting certain financial or operational goals. Pursuant to the annual bonus plan, a portion of each key employee’s annual bonus is determined using a formula based on earnings per share, operating income, internal revenue growth and operating margin. The remainder of each key employee’s bonus is discretionary based on individual performance and contribution to the Quanta’s goals. Bonus levels vary in accordance with levels of responsibility within Quanta, with senior executives eligible to receive bonuses of up to 100% of annual salary and key employees eligible to receive bonuses ranging from up to 50% of annual salary to up to 100% of annual salary.

Incentive Compensation

Quanta also provides stock option awards as additional compensation to its key executives. The guidelines used by the Compensation Committee to establish the size of a stock option award include an executive’s level of responsibility and performance, the size of prior grants and comparative award information. Most of the options granted to Quanta’s executive officers vest at the rate of 25% per year commencing on the date of grant, and expire 10 years from the date of grant or three months following termination of employment without “good cause” as defined in the 2001 Stock Incentive Plan. The exercise price per share is set at the fair market value per share on the date of grant.

This report is furnished by the Compensation Committee of the Board of Directors.

James R. Ball, Chairman
Louis C. Golm
Jerry J. Langdon
Vincent D. Foster

REPORT FROM THE AUDIT COMMITTEE

As members of the Audit Committee, we oversee Quanta’s financial statements. In carrying out our role, we rely on Quanta’s management and independent auditors. Management is responsible for Quanta’s financial reporting processes including its system of internal control, and for the preparation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States. Quanta’s independent auditors are responsible for expressing an opinion as to whether the consolidated financial statements are free of material misstatements based on their audit. Our responsibility is to monitor and review these processes.

We have reviewed and discussed Quanta’s audited consolidated financial statements with management. Management has confirmed to us that the financial statements have been prepared in conformity with accounting principles generally accepted in the United States.

We have discussed with Arthur Andersen LLP, Quanta’s independent auditors, the matters required to be discussed by SAS No. 61 (Codification of Statements on Accounting Standards) including the quality of the financial statements and the clarity of disclosures.

We have also received written disclosures and the letter from Arthur Andersen LLP as required by Independence Standards Board Standard No. 1 (which relates to the accountant’s independence from Quanta and its related entities) and have discussed with Arthur Andersen LLP their independence from Quanta.

Based on our review and discussions referred to above, we recommended to Quanta’s Board of Directors that Quanta’s audited consolidated financial statements be included in Quanta’s Annual Report on Form 10-K as of and for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission.

Terrence P. Dunn, Chairman
James R. Ball
Jerry J. Langdon

Arthur Andersen LLP Fees

In addition to performing the audit of our consolidated financial statements, Arthur Andersen LLP provided various other services during 2001. The aggregate fees billed for 2001 for each of the following categories of services are set forth below:

Audit Fees(1)	$557,500
Financial Information Systems Design and Implementation Fees	$—
All Other Fees(2)	$1,075,879

(1)	Represents fees for the fiscal 2001 audit of Quanta’s consolidated financial statements and review of Form 10-Qs for the fiscal 2001 period.
(2)
Composed of (i) $957,867 for tax planning and the preparation of our tax returns, (ii) $50,000 for acquisition due diligence reviews performed in 2000, and (iii) $68,012 for evaluating the effects of various accounting issues and changes in professional standards.

The Audit Committee reviews summaries of the services provided by Arthur Andersen LLP and the related fees and has considered whether the provision of non-audit services is compatible with maintaining the independence of Arthur Andersen LLP.

APPOINTMENT OF INDEPENDENT AUDITORS FOR 2002

In past years, the Audit Committee has recommended the appointment of independent auditors for the current year to the board of directors, which in turn has recommended ratification of such appointment by our stockholders. Arthur Andersen LLP has served as our independent auditor since 1997 and is familiar with Quanta’s business affairs, financial controls and accounting procedures. This year, in light of the events surrounding Arthur Andersen, the Audit Committee and management are performing additional due diligence. Accordingly, the stockholders are not being asked to ratify the appointment of independent auditors to audit the Company’s financial statements for the year ending December 31, 2002. While we are continuing to work with Arthur Andersen as our independent auditor for the financial statement review for the first quarter of 2002, the Audit Committee will continue to monitor the situation carefully, evaluate any further developments and to gather additional information. The Audit Committee intends to make a decision with respect to the appointment of our independent auditors for the year ending December 31, 2002, that we believe will be in the best interests of Quanta and its stockholders.

Representatives from Arthur Andersen will be at the annual meeting to make a statement, if they choose, and to answer any appropriate questions you may have.

PERFORMANCE GRAPH

The following graph compares, for the period from February 12, 1998, the date of our initial public offering of Common Stock, to December 31, 2001, the cumulative stockholder return on our Common Stock with the cumulative total return on the Standard & Poor’s 500 Index (the “S&P 500 Index”), the Russell 2000 Index, a peer group index previously selected by our management, which includes three public companies within our industry (the “Previous Peer Group”) and a new peer group selected by our management, which includes five public companies within our industry (the “New Peer Group”). The comparison assumes that $100 was invested on February 12, 1998 in our Common Stock, the S&P 500 Index, the Russell 2000 Index, the Previous Peer Group and the New Peer Group, and further assumes all dividends were reinvested. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

Due to our shift of focus more heavily into the electrical utilities services industry, we added two companies to our peer group. The Previous Peer Group was composed of Arguss Communications, Inc., Dycom Industries, Inc., and MasTec, Inc., each of which performs services predominantly in the telecommunications industry. The New Peer Group is composed of Arguss Communications, Inc., Dycom Industries, Inc., MasTec, Inc., Chicago Bridge & Iron Company N.V. and Shaw Group, Inc. The companies in the New Peer Group were selected because they comprise a broad group of publicly held corporations, each of which has some operations similar to ours. When taken as a whole, the New Peer Group more closely resembles our total business than any individual company in the group or than the Previous Peer Group.

COMPARISON OF 46 MONTH CUMULATIVE TOTAL RETURN
AMONG QUANTA SERVICES, INC., THE S & P 500 INDEX,
THE RUSSELL 2000 INDEX,
THE PREVIOUS PEER GROUP AND A NEW PEER GROUP

Measurement Period	Quanta Services, Inc.	S&P 500 Index	Russell 2000 Index	Previous Peer Group	New Peer Group
February 12, 1998	$100.00	$100.00	$100.00	$100.00	$100.00
December 31, 1998	$196.11	$127.17	$99.02	$109.84	$95.86
December 31, 1999	$251.11	$153.93	$120.06	$155.12	$141.60
December 31, 2000	$429.15	$139.92	$116.44	$141.45	$186.90
December 31, 2001	$205.72	$123.29	$119.33	$59.68	$88.48

ADDITIONAL INFORMATION

Stockholder Proposals for the 2003 Annual Meeting.    Stockholders who desire to submit a proposal for inclusion in the proxy materials for our 2003 annual meeting of stockholders may do so by complying with the procedures described in Rule 14a-8 under the Securities Exchange Act of 1934. To be eligible for inclusion, stockholder proposals must be received by Quanta’s Corporate Secretary no later than February 4, 2003.

Stockholder proposals submitted outside of the Securities and Exchange Commission’s procedures for including such proposals in our proxy statement must be received by our Corporate Secretary no later than April 1, 2003 (unless the 2003 annual meeting date is before May 30 or after September 6, in which case we must receive such proposal by the later of 90 days before such annual meeting date and ten days after we first publicly announce the date of such annual meeting). However, if the number of directors to be elected at the 2003 annual meeting of stockholders is increased and we do not publicly announce the nominee(s) for the new directorship(s) by March 20, 2003, a stockholder’s notice solely with respect to nominee(s) for the additional directorship(s) must be received by our Corporate Secretary no later than ten days after we first publicly announce the increase in the number of directors. Any such proposal or notice must comply in all respects with the specific requirements included in our bylaws. If a proposal or notice is received after such deadline, as applicable, our proxy materials for the 2003 annual meeting of stockholders may confer discretionary authority to vote on such matter without any discussion of such matter in the proxy statement for our 2003 annual meeting of stockholders.

Proxy Solicitation Costs.    The proxies being solicited hereby are being solicited by Quanta. The cost of soliciting proxies in the enclosed form, which may include the cost of preparing, printing and mailing the proxy materials, will be borne by Quanta. Our officers, directors and other employees may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile, postings on our website or other electronic means. In addition, we have retained MacKenzie Partners, Inc. to assist in soliciting proxies, for which services we will pay a fee expected not to exceed $5,000 plus out-of-pocket expenses. We will also request banks, brokers and other custodians, nominees and fiduciaries to forward proxy materials to the beneficial owners of Common Stock and obtain their voting instructions. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

Other Matters.    As of the date of this Proxy Statement, the Board of Directors does not know of any other matter that will be brought before the annual meeting. However, if any other matter properly comes before the annual meeting, or any adjournment thereof, the person or persons voting the proxies will vote on such matters in accordance with their best judgment and discretion.

In some instances, only one proxy statement is being delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more stockholders. A stockholder who wishes to receive a separate copy of the proxy statement now or in the future, or stockholders sharing an address who are receiving multiple copies of proxy materials and wish to receive a single copy of such materials, should submit a written request to Investor Relations, Quanta Services, Inc., 1360 Post Oak Blvd., Suite 2100, Houston, Texas 77056 or call 713-629-7600.

By Order of the Board of Directors

Dana A. Gordon
Corporate Secretary

Houston, Texas
June 4, 2002

QUANTA SERVICES, INC.
PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 28, 2002
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

By casting your voting instructions on the reverse side, you hereby (a) acknowledge receipt of the proxy statement related to the above-referenced meeting, (b) appoint James H. Haddox and Dana A. Gordon, and each of them, as proxies, with full power of substitution, to vote all shares of Quanta stock that you would be entitled to cast if personally present at such meeting and at any postponement or adjournment thereof and (c) revoke any proxies previously given.

This proxy will be voted as specified by you. If no choice is specified, the proxy will be voted “FOR” the nominees listed in the Proposal, and according to the discretion of the proxy holders for any other matters that may properly come before the meeting or any postponement or adjournment thereof.

(Continued on reverse side)

Please date, sign and mail your  proxy card back as soon as possible!

Annual Meeting of Stockholders  QUANTA SERVICES, INC.

June 28, 2002

ê    Please Detach and Mail in the Envelope Provided    ê

A☒	Please mark your votes as in this example
PROPOSAL: ELECTION OF DIRECTORS	FOR the nominees listed at right (except as marked to the contrary) ☐	WITHHOLD Authority to vote for the nominees listed at the right ☐	The Board of Directors Recommends a Vote FOR the nominees.
			Nominees: (01) James R. Ball (02) John R. Colson (03) Terrence P. Dunn (04) Louis C. Golm (05) Gary A. Tucci (06) John R. Wilson	In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment(s) thereof.
For except vote withheld from the following nominee(s)				PLEASE DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY, THANK YOU.

Signature	Date Signature Date
NOTE:
Each joint owner should sign. Signatures should correspond with the names printed on this Proxy. Attorneys, executors, administrators, guardians, trustees, corporate officers or others signing in a respective capacity should give full title.

QUANTA SERVICES, INC.
PROXY

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 28, 2002 AND
ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF QUANTA SERVICES, INC.

By casting your voting instructions, you hereby (a) acknowledge receipt of the proxy statement related to the above-referenced meeting, (b) appoint James H. Haddox and Dana A. Gordon, and each of them, as proxies, with full power of substitution, to vote all shares of Quanta stock that you would be entitled to cast if personally present at such meeting and at any postponement or adjournment thereof and (c) revoke any proxies previously given.

SERIES A CONVERTIBLE PREFERRED STOCK

PROPOSAL:    ELECTION OF DIRECTORS

The Board of Directors Recommends a Vote FOR the nominees.
Series A Convertible Preferred Stock Nominees:

(01) Robert K. Green, (2) Edward K. Mills, (03) Keith G. Stamm

For All	Withhold All	For All Except:
☐	☐	☐	(Insert name above)

Common Stock and Series A Convertible Preferred Stock Nominees:

(01) James R. Ball, (02) John R. Colson, (03) Terrence P. Dunn, (04) Louis C. Golm, (05) Gary A. Tucci, (06) John R. Wilson

For All	Withhold All	For All Except:
☐	☐	☐	(Insert name above)

In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment(s) thereof.

Date:                                                                                                             2002

Signature

Signature

Title:

Each joint owner should sign. Signatures should correspond with the names printed on this Proxy. Attorneys, executors, administrators, guardians, trustees, corporate officers or others signing in a respective capacity should give full title.

QUANTA SERVICES, INC.
PROXY

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 28, 2002 AND
ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF QUANTA SERVICES, INC.

By casting your voting instructions, you hereby (a) acknowledge receipt of the proxy statement related to the above-referenced meeting, (b) appoint James H. Haddox and Dana A. Gordon, and each of them, as proxies, with full power of substitution, to vote all shares of Quanta stock that you would be entitled to cast if personally present at such meeting and at any postponement or adjournment thereof and (c) revoke any proxies previously given.

LIMITED VOTE COMMON STOCK:

PROPOSAL:    ELECTION OF DIRECTORS

The Board of Directors Recommends a Vote FOR the nominee.

Nominee: (01) Vincent D. Foster

FOR ALL ☐	WITHHOLD ALL ☐

In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment(s) thereof.

Date:                                                                            2002

Signature

Signature

Title:

Each joint owner should sign. Signatures should correspond with the names printed on this Proxy. Attorneys, executors, administrators, guardians, trustees, corporate officers or others signing in a respective capacity should give full title.